EXHIBIT 15.1
August 5, 2024
The Board of Trustees and Shareholders of Vornado Realty Trust
888 Seventh Avenue
New York, New York 10019

We are aware that our report dated August 5, 2024, on our review of the interim financial information of Vornado Realty Trust and subsidiaries appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, is incorporated by reference in the following Registration Statements of Vornado Realty Trust:

Amendment No.1 to Registration Statement No. 333-36080 on Form S-3
Amendment No.1 to Registration Statement No. 333-50095 on Form S-3
Amendment No.1 to Registration Statement No. 333-89667 on Form S-3
Amendment No.1 to Registration Statement No. 333-102215 on Form S-3
Amendment No.1 to Registration Statement No. 333-102217 on Form S-3
Registration Statement No. 333-105838 on Form S-3
Registration Statement No. 333-107024 on Form S-3
Registration Statement No. 333-114146 on Form S-3
Registration Statement No. 333-121929 on Form S-3
Amendment No.1 to Registration Statement No. 333-120384 on Form S-3
Registration Statement No. 333-126963 on Form S-3
Registration Statement No. 333-139646 on Form S-3
Registration Statement No. 333-141162 on Form S-3
Registration Statement No. 333-150592 on Form S-3
Registration Statement No. 333-172880 on Form S-8
Registration Statement No. 333-191865 on Form S-4
Registration Statement No. 333-232056 on Form S-8
Registration Statement No. 333-272385 on Form S-8

and in the following joint registration statement of Vornado Realty Trust and Vornado Realty L.P.:

Registration Statement No. 333-278428 on Form S-3

/s/ DELOITTE & TOUCHE LLP

New York, New York